UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.   20549

                               FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              June 24, 1997
                                                 -----------------------------

			         Resource America, Inc.
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		(Exact name of registrant as specified in its charter)

		Delaware				0-4408		72-0654145
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	  (State or other jurisdiction	(Commission	      (IRS Employer
	   incorporation)				 File Number)	Identification No.)


		1521 Locust Street, Philadelphia, Pennyslvania		19102
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	   	(Address of principal executive offices)			(Zip Code)

	Registrant's telephone number, including area code 	(215) 546-5005
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Item 5.	Other Events.
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	Commencement of Private Placement of Senior Notes.  On June 24, 1997,
registrant commenced a private placement of $75 million of Senior Notes due 2004. It is anticipated that the offering will close on or about July 15, 1997. A copy of registrant's press release issued pursuant to Rule 135c is annexed hereto as Exhibit 99 and incorporated herein by reference.

	Certain Information Regarding Equipment Leasing Operations. For the period April 1, 1997 through May 31, 1997, the Company received 1522 lease proposals, involving equipment with an aggregate cost of $19.1 million, approved 929 such proposals involving equipment with an aggregate cost of $9.7 million, entered into 570 transactions involving equipment with an aggregate cost of $5.8 million and, at May 31, 1997, had 825 such proposals pending involving equipment with an aggregate cost of $8.1 million.

	Exercise of Warrants. Physicians Insurance Company of Ohio ("PICO") has indicated to the Company that, following the repayment by the Company of the $8.0 million Senior Note held by PICO, as proposed from the proceeds of the private offering, it intends to exercise its outstanding warrants to purchase 983,150 shares of the Company's Common Stock for a purchase price of $3.66 million. There can, however, be no assurance that PICO will exercise any or all of its warrants, or as to the timing of any such exercise.

Item 7.  Financial Statements and Exhibits.
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   c)	   Exhibits

         99. Press release pursuant to Rule 135c under the Securities Act of 1933.

                               SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

								      RESOURCE AMERICA, INC.
									       (Registrant)



Dated:    June 24, 1997				By: 	    /s/ Nancy J. McGurk
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                                     Nancy J. McGurk
                           			Vice President - Finance and Treasurer